Exhibit 3.63

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/08/1999
991427296 - 3108954

CERTIFICATE OF FORMATION

OF

CCO PURCHASING, LLC

1. The name of the limited liability company is CCO Purchasing, LLC.

2. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CCO Purchasing, LLC this 8th October, 1999.

/s/ Colleen M. Hegarty
Colleen M. Hegarty
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/28/2002
020542322 - 3108954

Certificate of Amendment to Certificate of Formation

of

CCO PURCHASING, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CCO PURCHASING, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on August 27, 2002

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)